Exhibit 4.2

                           PULSE ENGINEERING, INC.
                     BOARD OF DIRECTORS STOCK OPTION PLAN


     1. Purpose of the Plan. The purpose of this Board of Directors Stock Option Plan (the "Plan") is to serve as an incentive to, and to encourage stock ownership by, the outside (non-employee) directors of Pulse Engineering, Inc., a Delaware corporation (the "Company"). The Plan has been developed to enable such directors of the Company to participate in the Company's growth and profitability and to induce them to remain on the Board of Directors ("Board") of the Company. The Company is the surviving corporation in a merger between the Company and Pulse Engineering, Inc., a California corporation, effective on August 24, 1987. This Plan applies to all options granted hereunder on or after December 1, 1989.

     2. Stockholder Approval and Term of Plan. This Plan shall be approved by a majority of the stockholders, after adoption by the Board. Options may be granted, but not exercised, prior to stockholder approval. If the Board fails to adopt this Plan or if the stockholders fail to approve this Plan, any options granted under this Plan shall be of no effect. This Plan shall terminate April 29, 1997 unless terminated earlier by the Board. The Board may terminate this Plan at any time without stockholder approval, but termination of this Plan prior to April 29, 1997 shall not affect rights and obligations with respect to options theretofore granted and then in effect.

     3. Administration of Plan. This Plan shall be administered by the Board. No option shall be granted to an eligible director of the Company except by the Board, a majority of which Board and a majority of the directors acting in the matter, are "disinterested" (as defined below). A person shall be deemed "disinterested" if at the time he exercises discretion in administering the Plan, he is not eligible, and has not at any time within one year prior thereto been eligible, for selection as a person to whom options may be granted pursuant to this plan or any other plan of the Company entitling participants to acquire stock, stock options or stock appreciation rights of the Company or any of its affiliates. If circumstances prevent the Board from being deemed to be "disinterested" for purposes of granting options to a director pursuant to this Plan, then the Board shall refer such proposed grant to a stockholder vote and a majority of the stockholders must vote affirmatively to approve the subject grant for it to be effective.

     4. Eligible Directors. The Board shall not grant an option under the Plan to any eligible director who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, or any parent or subsidiary of the Company. Only the directors of the Company who are not employees or managers of the Company (the "eligible director(s)")

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shall be eligible to participate in the Plan.  No person shall be granted an option under the Plan unless, on the date of grant, such person is an eligible director of the Company.

     5. Stock Subject to the Plan. The stock subject to the options shall be shares of the Company's authorized but unissued or acquired or reacquired Class A Voting Common Stock ("Voting Common Stock"). Subject to the provisions of Sections 6.8 and 8 of the Plan, the maximum aggregate number of shares for which options may be granted and sold under the Plan is 40,000 shares.

     6. Time of Grant; Terms and Conditions of Options. No options may be granted under the Plan after September 30, 1991. Any option granted pursuant to the Plan shall be evidenced by an agreement, which agreement shall comply with and be subject to the following terms and conditions:

          6.1 Number of Shares. Each option shall state the number of shares to which it pertains.

          6.2 Exercise of Installments. The number of shares subject to the option shall be divided into installments, and shall be exercisable ("accrue") as follows:

               (a) Installments. Any option granted on or after December 1, 1989 but before October 1, 1990 shall be divided into two installments. Any option granted on or after October 1, 1990 but before October 1, 1991 shall have a single installment, constituting the total number of shares subject to the option. The base amount of each installment shall consist of the total number of shares subject to the option, divided by the number of installments.

               (b) Accrual. Initially, each installment, or any part thereof, shall be exercisable (accrue) only within an option exercise period for such installment ("Option Exercise Period"), as follows:

                   Option Exercise Period for Installments

If Total
Installments are:   2   1
----------------

Installment Number                      Corresponding
Within Total:                       Option Exercise Period
------------                        ----------------------
                    1               October 1, 1990 to
                                    February 28, 1991

                    2   1           October 1, 1991 to
                                    February 29, 1992

     If an installment, or any part thereof, is not exercised during the Option Exercise Period for such installment, such installment, or any part

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thereof, shall be exercisable only during the Option Exercise Period for any subsequent installment. In the years 1992, 1993, 1994, 1995 and 1996, any installment, or any part thereof, shall be exercisable during an Option Exercise Period consisting of the five-month period commencing October 1 of such year and terminating on the last day of February in the following year. Notwithstanding any provision of the Plan to the contrary, the Board may extend the Option Exercise Period for any year to the period consisting of the 12 months beginning October 1 of such year and terminating on the last day of September in the following year. In no event shall an option be exercisable in whole or in part after April 29, 1997.

          6.3 Option Exercise Period. Each option shall state the option exercise price. The option exercise price for options granted pursuant to this Plan shall be not less than 85% of the fair market value of the shares subject to the option on the date the option is granted.

          6.4 Method of Exercise. An option shall be exercised by delivery of both written notice of exercise to the Company at its principal place of business by the person entitled to exercise the option and payment for the shares with respect to which the option is exercised. Payment shall be:

               (a)  By bank certified or cashier's check; or

               (b) By the optionee's personal recourse promissory note for all or part of the option price, which promissory note is secured by a security interest in the shares issuable upon exercise of such option. Such promissory note shall be in the form and contain such terms as are determined by the Board, including a term of not less than two years, and shall bear interest at a rate determined by the Board at the time of exercise of the option, which interest rate shall be the lowest rate which will not cause (i) imputation of interest pursuant to Section 483 of the Internal Revenue Code of 1986, as amended, (ii) the inclusion in the gross income of any party of any original issue discount pursuant to Section 1271, et seq., of the Internal Revenue Code of 1986, as amended, (iii) the inclusion in the gross income of any party of any original issue discount, or other amounts treated as transferred, retransferred or received, pursuant to Section 7872 of the Internal Revenue Code of 1986, as amended, or (iv) any similar tax consequences under any similar or successor provisions of the Internal Revenue Code of 1986, as amended.

          Until an optionee becomes a stockholder of record, no right to vote or to receive dividends or any other rights as a stockholder shall exist with respect to shares notwithstanding the exercise of the option. No adjustment shall be made for dividend or other rights as to which the record date precedes the date the optionee becomes a stockholder of record, except as

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provided in Section 6.8.  Options may not be exercised as to fractional shares. As soon as reasonably practicable after receipt by the Company of a notice of exercise, the Company shall deliver to the optionee at the principal office of the Company, or at such other appropriate place as may be determined by the Board, a certificate or certificates for shares of stock with respect to which the option is exercised. The options granted in accordance wit this Plan shall be subject to any legend and restriction imposed pursuant to any applicable state, federal or foreign securities law. Notwithstanding the foregoing, the Company may postpone delivery of any certificate or certificates after notice of exercise for such reasonable period as may be required to comply with any applicable listing requirements of any national or other securities exchange. In the event an option shall be exercisable by any person other than the optionee, the required notice under this Section 6.4 shall be accompanied by appropriate proof of the right of such person to exercise the option.

          6.5 Rights and Obligations Upon Exercise. All shares of stock issued upon exercise of an option shall be subject to the terms and conditions of Sections 5, 6 and 7 of a standard Stock Subscription Agreement of the Company regarding restrictions on transfer, rights of first refusal, third party sales, registration rights, legends and matters related thereto, a copy of which is attached hereto as Exhibit A.

          6.6 Term of Options. To the extent it is not exercised, an option granted under the Plan shall terminate and expire on the earlier of: (i) the breach by an optionee of any provision of the Agreement; (ii) midnight on April 29, 1997; or (iii) three months after an optionee ceases, for any reason, to be a director of the Company, its parents or subsidiaries as provided in Section 6.7.

          6.7 Termination of Directorship. All options granted to an optionee under the Plan which have not otherwise expired or been exercised shall terminate three months after the date such optionee ceases, for any reason, to be a director of the Company, its parents or subsidiaries. During the three month period following any termination of directorship, an optionee may exercise any or all of such optionee's option rights under the Plan, but only to the extent such options rights are or have previously been exercisable on the date of termination of employment. Notwithstanding the foregoing:

               (a) In the event of a termination of directorship of an optionee due to the optionee's death, the personal representatives of the optionee, or any person or persons to whom the rights of the optionee under such options pass by will or by the applicable laws of descent and distribution, may, at any time within a period of six months after the date of such optionee, exercise any or all of such option rights to the extent such

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option rights are or have previously been exercisable on the date of death of such optionee, provided that no option shall be exercisable, in whole or in part, after April 29, 1997;

               (b) In the event such a termination of optionee's directorship is due to the disability of the optionee (within the meaning of Section 37(e)(3) of the Internal Revenue Code of 1986, as amended), the optionee, the optionee's guardian or legal representative, or (in the event of the optionee's death) the personal representative of the optionee or any person or persons to whom the rights of the optionee under such options pass by will or by the applicable laws of descent and distribution, may, at any time within a period of one year after the optionee's termination of directorship, exercise any or all of such option rights to the extent such option rights are or have previously been exercisable on the date of the termination of directorship, provided that no option shall be exercisable, in whole or in part, after April 29, 1997.

          The Board shall determine whether an authorized leave of absence, absence for military or governmental service or disability shall constitute termination of directorship for purposes of this Section 6.7.

          6.8 Recapitalization. Subject to any required action by the Company's stockholders, the number of shares of Voting Common Stock which may be purchased upon the exercise of each outstanding option, and the exercise price per share set forth in such options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Voting Common Stock of the Company resulting from any subdivision or consolidation of shares, the payment of a stock dividend, or any other transaction in which the Company increases or decreases its issued shares of Voting Common Stock but does not receive payment for such shares, but excluding conversion or exchange of securities which are convertible or exchangeable into shares of Voting Common Stock of the Company. Any fraction of a share subject to an option that would otherwise result from an adjustment pursuant to this Section 6.8 shall be rounded downward to the next full number of shares without other compensation or consideration to the holder of such option.

          6.9 Mergers, Sale of All Assets, or Dissolution. Subject to any required action by the Company's stockholders, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain to and apply to the securities and/or other property to which a holder of the number of shares of the Company's Voting Common Stock subject to the option would have been entitled in such merger or consolidation, provided that if such merger or consolidation in which the Company shall be the surviving corporation constitutes, in substance, a sale or transfer of all of the outstanding Voting Common Stock of the Company, such merger or consolidation shall cause each unexercised option to terminate and each

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optionee shall have the right immediately prior to such merger or consolidation to exercise the options held by such optionee, in whole or in part, whether or not then otherwise exercisable under the terms of this Plan. Subject to any required action by the Company's stockholders, a merger or consolidation involving the Company in which the Company is not the surviving corporation, a sale or transfer of all or substantially all of the Company's assets, or a dissolution or liquidation of the Company shall cause each unexercised option to terminate; provided, however, that each optionee shall have the right immediately prior to such merger, consolidation, sale, transfer, dissolution or liquidation to exercise the options held by such optionee, in whole or in part, whether or not then otherwise exercisable under the terms of this Plan. Notwithstanding any other provision hereof, upon a sale of all of the outstanding Voting Common Stock of the Company, a merger or consolidation involving the Company in which the Company is the surviving corporation, a public offering of the Voting Common Stock of the Company registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), or any other similar transaction, the Board may (but shall not be obligated to) terminate any unexercised options granted pursuant to this Plan, provided that in such event the Board shall grant each optionee the right immediately prior to such sale of stock, merger or consolidation, public offering or similar transaction, to exercise the options held by such optionee, in whole or in part, whether or not then otherwise exercisable under the terms of this Plan.

          6.10 Adjustments by the Board. To the extent that the adjustments set forth in Sections 6.8 and 6.9 relate to stock or securities of the Company, such adjustments shall be made by the Board. The determination of the Board shall be final, binding and conclusive. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

          6.11 Withholding Taxes. Upon and after the exercise of an option, the Company shall withhold such amounts from any wages or other sums due to an optionee necessary in order for the Company to satisfy any withholding requirements in respect of any applicable income, employment or other taxes. If the amount required to be withheld exceeds 20% of the wages and other amounts then owed to the optionee, the Company at its option may determine that the exercise of the option shall not apply to some portion or all of the number of shares designated in the notice of exercise unless the optionee pays the Company in cash the amounts necessary in order for the Company to satisfy the withholding requirements.

          6.12 Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board may extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options to the extent not exercised and authorize the granting of new options in substitution therefor, up to the maximum aggregate number of shares for which options may be granted and sold under Section 5.

          6.13 Reports to Optionees. The Company shall provide financial and other information regarding the Company to each optionee at least annually while such optionee's option is outstanding. Such financial and other information shall be the information regularly provided by the Company to each of its stockholders, and shall be provided to such optionee when and substantially in the manner provided to the Company's stockholders.

          6.14 Other Provisions. The Agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option and sale of stock required upon exercise of the option, as the Board shall deem advisable.

     7. Non-Assignability of Options. Options granted under the Plan may not be sold, pledged, assigned or transferred in any manner otherwise than by will or by the laws of descent and distribution, and may be exercised during the lifetime of an optionee only by such optionee or by his guardian or legal representative. Notwithstanding the foregoing, in the event of a termination of an optionee's directorship due to the optionee's death or disability, the optionee, the optionee's guardian or legal representative, or (in the event of the optionee's death) the optionee's personal representative or any person or persons to whom the rights of the optionee under the option pass by will or by the applicable laws of descent and distribution, may, subject to Section 6 of the Plan, exercise the option to the extent and on the terms set forth in
Section 6.7.

          For purposes of this Section 7, an optionee shall be deemed disabled if, and only if, optionee is disabled within the meaning of Section 37(e)(3) of the Internal Revenue Code of 1986, as amended.

     8. Amendment of the Plan. The Board of Directors may amend the Plan from time to time in such respects as are permitted by law. Any such amendment of the Plan shall be subject to the approval of the Company's stockholders if required by law or the terms of this Plan. An amendment shall require stockholder approval if such amendment would (i) materially increase the benefits accruing to participants under the Plan; (ii) materially increase

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the number of shares which may be issued under the Plan; or (iii) materially modify the requirements as to eligibility for participation in the Plan.

     9. Application of Funds. The proceeds received by the Company from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

     10. Securities Law Compliance. The Board may, in its discretion, cause the Plan, options issued hereunder and the shares to be offered pursuant to options granted hereunder to be registered and/or qualified in accordance with the applicable regulations under the Securities Act of 1933, as amended, the Delaware General Corporation Law, the California Corporate Securities Law of 1968, as amended, and other applicable state securities laws. If the Company has not so registered and qualified the Plan and such options and shares, the Company may, as a condition to the exercise of any portion of an option, require the director exercising such option to represent and warrant at the time of such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933, as amended, or any other applicable federal or state law, or any regulation or rule of any governmental agency, and for this purpose may require such other representations as the Company reasonably may deem to be necessary. Notwithstanding any provision of the Plan to the contrary, the Company shall not be obligated to grant any option or issue any shares upon exercise of such option under the Plan and no such grant or exercise shall be effective, unless such grant or exercise is effectively registered, qualified or exempt from registration and qualification under all applicable federal and state securities laws. Notwithstanding any other provision of this Plan or the Agreement, the Board shall have the right to suspend an optionee's ability to exercise the option (or any portion thereof) if, but only if, in the Board's judgment, such suspension is necessary or desirable in order to permit grants of options or sales of the Company's shares (whether under the Plan or otherwise) to qualify for any exemption from the registration and/or qualification requirements of applicable state and federal securities laws. Any such suspension of exercisability shall be for such period or periods as are determined by the Board. All such suspensions and other determinations made in connection therewith shall be made by the Board. Neither the Company nor the Board, nor any officers, directors or members thereof, shall have any liability with respect to the non-issuance or failure to sell shares as the result of any suspensions of exercisability imposed pursuant to this Section 10.

     11. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of the shares as shall be sufficient to satisfy the requirements of the Plan.

     12. Relationship. Subject to applicable law, nothing set forth in this Plan or any option granted hereunder shall be construed so as to (i) in any way limit the right of the Company, its parents or subsidiaries to terminate any optionee's directorship at any time, or (ii) confer upon any optionee any right to continue as a director of the Company, its parents or subsidiaries.

                                  EXHIBIT A


                                  Section 5

     5.1  Restrictions on Transfer.

          (a) Except as otherwise provided herein and in Schedule SEC, the undersigned shall not transfer, sell, pledge, hypothecate or otherwise dispose of any Shares and no transfer of any Shares by the undersigned in violation of this Agreement or Schedule SEC shall be made or recorded on the books of the Company.

          (b) The foregoing notwithstanding, this Agreement shall not prohibit (i) the undersigned from exchanging any Shares pursuant to the Merger, or (ii) upon the death of the undersigned after the Closing Date, the transfer to the undersigned's executor, administrator, testamentary trustee, legatee or beneficiary (hereinafter "Executor"), of any Shares then owned by the undersigned; provided, however, that no transfer to any Executor hereunder shall be given effect on the books of the Company unless and until such Executor shall have delivered to the Company an undertaking, in form and substance satisfactory to the Company, to become, and shall have become, bound by the provisions of Sections 5 and 8 of this Agreement.

     5.2  Rights of First Refusal.

          (a) If prior to the Initial Public Offering, the undersigned shall desire to sell any Shares, he shall (i) give written notice (the "Notice") to the Company (and the Company promptly shall deliver a copy of such Notice to each other Shareholder) setting forth the number of Shares proposed to be sold (the "Offered Shares"). Such Notice shall constitute an irrevocable offer to sell the Offered Shares and the Company shall have thirty days from the date of receipt of such Notice to purchase all or any portion of the Offered Shares.

          (b) If the Company does not exercise its right as aforesaid to purchase all of the Offered Shares, the other Shareholders shall be entitled to purchase the remaining Offered Shares pro rata in accordance with the number of shares of Common Stock (including shares of Common Stock issuable upon the exercise of any option or warrant or the conversion or exchange of any security convertible into or exchangeable for shares of Common Stock) owned by each of them, by giving written notice to each of the Company and the undersigned within forty days of receipt of the Notice by the Company (or within such greater number of days as may be provided by operation of Section 5.5(b) hereof); provided, however, that if the Offered Shares represent less than two percent (2%) of the outstanding Shares on a fully diluted basis, then the undersigned, upon expiration of the Company's right of first refusal,

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shall be entitled to designate the purchaser of the Offered Shares by giving written notice to the Company; provided, further, that the transfer of Shares shall, in all cases, remain subject to the provisions of Section 5.3 hereof and of Schedule SEC.

     5.3  Third Party Sales.

          (a) Prior to the earlier of (i) three years from the Closing Date or (ii) the Initial Public Offering there shall be no sales to Third Parties. Thereafter, if the Company and the Shareholders do not exercise their rights pursuant to Section 5.2 hereof to purchase all of the Offered Shares, then the undersigned shall be permitted to sell such Shares for thirty days following expiration of the forty day period commencing upon delivery by the undersigned to the Company of the Notice relating to such Offered Shares (or for such greater number of days as may be provided by operation of Section 5.5(b) hereof); provided, however, that (i) all requirements of Schedule SEC shall have been complied with, and (ii) the Company shall have (A) consented to such sale in writing, which consent shall not be unreasonably withheld or delayed,
(B) received from the prospective purchaser a valid undertaking, in form and substance satisfactory to the Company, to become, and such purchaser shall have become, bound by the provisions of Sections 5 and 8 of this Agreement and by the provisions of Schedule SEC.

          (b)  Promptly after any sale pursuant to paragraph (a) of this
Section 5.3, the undersigned shall notify the Company of the consummation thereof, and shall furnish such evidence of the time and terms of completion of such sale as the Company may reasonably request.

          (c)  If at the end of the thirty day period referred to in paragraph
(a) of this Section 5.3, the undersigned shall not have consummated the sale of all Offered Shares, all restrictions on the sale, transfer or other disposition of Shares imposed by this Agreement shall be again in effect with respect to any unpurchased Offered Shares.

     5.4  Closing.

          (a) Purchase Price. The purchase price to be paid by any Person for any Offered Shares shall be (i) equal to the book value of the Shares being purchased, on a fully diluted basis determined in accordance with generally accepted accounting principles as of the end of the fiscal quarter preceding the Notice, and (ii) be payable by delivery to the undersigned of a bank or certified check payable to the undersigned in the appropriate amount.

          (b)  The closing of any purchase of Offered Shares pursuant to this
Section 5 shall take place at the Company's principal office (or such other place as the purchaser and seller of such Share may agree) on such date as shall be communicated to the undersigned by written notice from the purchaser, but in no event (i) earlier than six days after receipt of such notice by the undersigned, or (ii) later than ninety days (or such greater number of days as may be provided by operation of Section 5.5(b) hereof) after receipt by the Company of the Notice relating to such Shares. At any such closing, the undersigned shall deliver, or cause to be delivered, certificates evidencing the Shares to be sold, duly endorsed in blank for transfer, free and clear of any security interest, lien or other encumbrance, claim or restriction other than those imposed by this Agreement, against payment of the purchase price therefor.

     5.5  Limitation on Obligation to Purchase.

          (a) The Company shall not be obligated to purchase any Shares pursuant to Section 5.2 hereof, regardless of whether it shall have delivered a notice of its election to purchase such Shares, (i) to the extent that the purchase thereof would result (A) in a violation of any law, statute, rule, regulation, policy, guideline, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its subsidiaries or any of their property, or (B) after giving effect thereto, in a Financing Default or (ii) if immediately prior to such purchase there exists a Financing Default.

          (b)  Notwithstanding anything to the contrary contained in Section
5.2 hereof, if the Company shall, in its discretion, undertake to obtain the waiver of any impediment to its purchase of the Shares, the Company shall notify the undersigned within thirty days of its receipt of the Notice; and the Company then shall have thirty additional days to exercise its right of first refusal pursuant to Section 5.2 hereof. Upon expiration of such additional thirty day period, the Shares shall be offered for sale as set forth in this Section 5, provided, however, that all time periods set forth in this Section 5 shall be extended by thirty days.

                                  Section 6

     6.   Registration.

          6.1  Registration Rights.

               (a) The undersigned shall be entitled to such registration rights with respect to shares of common stock issued by Pulse and owned by the undersigned as are set forth in Schedule SEC, and the undersigned agrees to be bound by all of the terms and conditions thereof as though fully set forth herein.

                                  Section 7

          7.1 Legend on Certificates. The undersigned acknowledges and consents to the fact that each certificate for the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF SUCH SECURITIES IS SUBJECT TO RESTRICTIONS SET FORTH IN SCHEDULE SEC TO THE AGREEMENT PURSUANT TO WHICH THESE SECURITIES WERE ORIGINALLY ISSUED. COPIES OF SAID SCHEDULE SEC ARE AVAILABLE FOR INSPECTION AT THE OFFICE OF THE COMPANY AND SUCH SECURITIES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF SAID SCHEDULE SEC.

     FURTHER, ANY OFFER, SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE COMPANY'S RIGHT OF FIRST REFUSAL TO PURCHASE SAID SECURITIES AS SPECIFIED IN THE AGREEMENT. NO TRANSFER OF THESE SECURITIES MAY BE CONSUMMATED UNLESS AND UNTIL THE CONDITIONS OF THE AGREEMENT HAVE BEEN FULFILLED. A COPY OF THE AGREEMENT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE COMPANY. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF IT, AGREES TO BE BOUND BY THE PROVISIONS OF THE AGREEMENT.

     The undersigned further agrees that each certificate for the Shares shall be stamped with any additional legends which may be required under any applicable state securities laws.

                   AMENDMENT TO THE PULSE ENGINEERING, INC.
                     BOARD OF DIRECTORS STOCK OPTION PLAN


     NOW, THEREFORE, Section 6.5 of the Board Plan is hereby amended to add the following provision to the end of the first sentence of that section:

     ; provided, however, that for as long as a Registration Statement on Form S-8 shall be in effect under the securities Act of 1933, as amended, with respect to the shares of Common Stock to be issued upon the exercise of options granted pursuant to the Plan, the legend conditions required by
     Section 7 of the standard Stock Subscription Agreement of the Company shall not be required to be placed upon certificates evidencing such Common Stock.